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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-84694) and the following Registration Statements on Form S-8 of Agilent Technologies, Inc. of our report dated November 18, 2002, relating to the consolidated financial statements, which appears in this Form 10-K.

Registration Statement No. 333-91121

Registration Statement No. 333-35016

Registration Statement No. 333-38080

Registration Statement No. 333-38194

Registration Statement No. 333-47024

Registration Statement No. 333-88864


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers

San Jose, California
December 18, 2002